Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 of Gas Natural Inc. of our report dated April 4, 2011, relating to our audit of the December 31, 2010 consolidated financial statements and the December 31, 2010 financial statement schedules, which appears in the Annual Report on Form 10-K of Gas Natural Inc. for the year ended December 31, 2011.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    HEIN & ASSOCIATES LLP

Denver, Colorado

June 12, 2012